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                                                                     EX-99C1VII
                                                          Exhibit 23(c)(1)(vii)


                           DELAWARE POOLED TRUST, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


         Delaware Pooled Trust, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the Maryland State Department of Assessments and Taxation, that:

         FIRST: The Corporation has authority to issue Two Billion (2,000,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share ("Common Stock"), having an aggregate par value of Twenty Million Dollars ($20,000,000). Of such Two Billion (2,000,000,000) shares of Common Stock, One Billion Fifty Million (1,050,000,000) shares of the Common Stock have been allocated to the Corporation's existing series of Common Stock as follows: (i) Fifty Million (50,000,000) shares have been allocated to each of The Large-Cap Value Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio, The Intermediate Fixed Income Portfolio, The Limited-Term Maturity Portfolio, The Global Fixed Income Portfolio, The International Fixed Income Portfolio, The Small/Mid-Cap Value Equity Portfolio, The High Yield Bond Portfolio, The Labor Select International Equity Portfolio, The Global Equity Portfolio, The Emerging Markets Portfolio, The Real Estate Investment Trust Portfolio II, The Diversified Core Fixed Income Portfolio, The Aggregate Fixed Income Portfolio, and The International Mid-Cap Sub Portfolio series and (ii) Two Hundred Fifty Million (250,000,000) shares have been allocated to The Real Estate Investment Trust Portfolio. The Real Estate Investment Trust Portfolio is further subdivided and classified into five separate classes, with individual rights and preferences, all as described in the Articles of Incorporation, as amended and supplemented.

         SECOND: The Board of Directors of the Corporation, at a meeting held on July 16, 1998, adopted resolutions designating two additional series of the Corporation's Common Stock as The Growth and Income Portfolio and The Small Cap Growth Equity Portfolio series, and classifying and allocating Fifty Million (50,000,000) shares of authorized, unissued and unclassifed Common Stock to each of The Growth and Income Portfolio and The Small Cap Growth Equity Portfolio series. Eight Hundred and Fifty Million (850,000,000) shares of the Corporation's Common Stock remain authorized but unissued and unallocated shares.

         THIRD: As a result of the aforesaid reclassification in the authorized Common Stock, the Corporation has authority to issue Two Billion (2,000,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share, having an aggregate par value of Twenty Million Dollars ($20,000,000). Of such Two Billion (2,000,000,000) shares of Common Stock, One Billion One Hundred Fifty Million (1,150,000,000) shares of the Common Stock have been






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allocated as follows: (i) Fifty Million (50,000,000) shares have been allocated to each of The Large-Cap Value Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio, The Intermediate Fixed Income Portfolio, The Limited-Term Maturity Portfolio, The Global Fixed Income Portfolio, The International Fixed Income Portfolio, The Small/Mid-Cap Value Equity Portfolio, The High Yield Bond Portfolio, The Labor Select International Equity Portfolio, The Global Equity Portfolio, The Emerging Markets Portfolio, The Real Estate Investment Trust Portfolio II, The Diversified Core Fixed Income Portfolio, The Aggregate Fixed Income Portfolio, The International Mid-Cap Sub Portfolio, The Growth and Income Portfolio, and The Small Cap Growth Equity Portfolio series and (ii) Two Hundred Fifty Million (250,000,000) shares have been allocated to The Real Estate Investment Trust Portfolio. Additionally, The Real Estate Investment Trust Portfolio is further subdivided and classified into five separate classes, with individual rights and preferences, all as described in the Articles of Incorporation, as amended and supplemented

         FOURTH: Each holder of shares of The Growth and Income Portfolio and The Small Cap Growth Equity Portfolio series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption as set forth in the Articles of Incorporation of the Corporation.

         FIFTH: The shares of The Growth and Income Portfolio and The Small Cap Growth Equity Portfolio series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

         SIXTH: These Articles Supplementary shall become effective immediately upon filing.

         IN WITNESS WHEREOF, Delaware Pooled Trust, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this _______ day of August, 1998.


                                   DELAWARE POOLED TRUST, INC.



                                   By:/s/Eric E. Miller
                                      --------------------------------
                                      Eric E. Miller
                                      Vice President



ATTEST:

/s/Michael T. Pellegrino
------------------------------------
Michael T. Pellegrino
Assistant Secretary



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         THE UNDERSIGNED, Vice President of DELAWARE POOLED TRUST, INC., who
executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, that matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                          /s/Eric E. Miller
                                          ---------------------------------
                                          Eric E. Miller
                                          Vice President